CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S‑3) and related Prospectus of Griffin Capital Essential Asset REIT, Inc. (the Company) for the registration of 7,676,560 shares of its common stock issued pursuant to its amended and restated distribution reinvestment plan and to the incorporation by reference therein of (i) our report dated March 11, 2014, with respect to the consolidated financial statements and schedule of Griffin Capital Essential Asset REIT, Inc., included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2013, and (ii) our report dated January 22, 2014, with respect to the Statement of Revenues and Certain Operating Expenses of the Investment Grade Portfolio for the year ended December 31, 2012, included in the Company's Form 8-K/A dated January 22, 2014, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Irvine, California
May 5, 2014

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